                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following are subsidiaries of ML & Co. as of FEBRUARY 24, 1999 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

                                                                                                   STATE OR JURIS-
NAME                                                                                               DICTION OF ENTITY
----                                                                                               -----------------
Merrill Lynch & Co., Inc. ........................................................................... Delaware
     Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/ .......................................... Delaware
         Broadcort Capital Corp. .................................................................... Delaware
         Merrill Lynch Life Agency Inc./2/ .......................................................... Washington
         Merrill Lynch Professional Clearing Corp./3/ ............................................... Delaware
     Merrill Lynch Bank & Trust Co. ................................................................. New Jersey
     Merrill Lynch Capital Services, Inc. ........................................................... Delaware
     Merrill Lynch Government Securities Inc. ....................................................... Delaware
         Merrill Lynch Money Markets Inc. ........................................................... Delaware
     Merrill Lynch Group, Inc. ...................................................................... Delaware
         Merrill Lynch & Co., Canada Ltd. ........................................................... Ontario
              Merrill Lynch Canada Inc. ............................................................. Nova Scotia
         Mercury Asset Management Group Ltd./4/ ..................................................... England
              Mercury Asset Management Holdings Ltd.................................................. England
         Merrill Lynch Asset Management L.P./5/...................................................... Delaware
         Merrill Lynch Capital Partners, Inc. ....................................................... Delaware
         Merrill Lynch Futures Inc. ................................................................. Delaware
         Merrill Lynch Group Holdings Limited........................................................ Ireland
              Merrill Lynch Capital Markets Bank Limited............................................. Ireland
         Merrill Lynch Insurance Group, Inc. ........................................................ Delaware
              Merrill Lynch Life Insurance Company................................................... Arkansas
              ML Life Insurance Company of New York.................................................. New York
         Merrill Lynch International Finance Corporation............................................. New York
              Merrill Lynch International Bank Limited............................................... England
                  Merrill Lynch Bank (Suisse) S.A. .................................................. Switzerland
         Merrill Lynch Mortgage Capital Inc. ........................................................ Delaware
         Merrill Lynch Bank USA...................................................................... Utah
         Merrill Lynch Trust Company/6/ ............................................................. New Jersey
              Merrill Lynch Business Financial Services Inc. ........................................ Delaware
              Merrill Lynch Credit Corporation....................................................... Delaware
         Merrill Lynch Investment Partners Inc. ..................................................... Delaware

------------------------------
   1   MLPF&S also conducts business as "Merrill Lynch & Co."

   2 Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.

   3 The preferred stock of the corporation is owned by an unaffiliated group of investors.

   4   Held through several intermediate holding companies.

   5 Merrill Lynch Asset Management L.P. is a limited partnership whose general partner is Princeton Services, Inc. and whose limited partner is ML & Co.

   6 Similarly named affiliates and subsidiaries that provide trust and custodial services are incorporated in various other jurisdictions.

                                                                                                    STATE OR JURIS-
  NAME                                                                                             DICTION OF ENTITY
  ----                                                                                             -----------------
  MERRILL LYNCH & CO., INC.
     MERRILL LYNCH GROUP, INC. (CONT'D)

         MLDP Holdings, Inc./7/ .....................................................................  Delaware
              Merrill Lynch Derivative Products AG...................................................  Switzerland
         ML IBK Positions Inc. ......................................................................  Delaware
              Merrill Lynch Capital Corporation......................................................  Delaware
         ML Leasing Equipment Corp./8/ ..............................................................  Delaware
     Merrill Lynch International Incorporated........................................................  Delaware
         Merrill Lynch (Australasia) Pty Limited.....................................................  New South Wales
              Merrill Lynch International (Australia) Limited........................................  New South Wales
         Merrill Lynch International Bank............................................................  United States
         Merrill Lynch International Holdings Inc. ..................................................  Delaware
              Merrill Lynch Bank (Austria) Aktiengesellschaft A.G. ..................................  Austria
              Merrill Lynch Bank and Trust Company (Cayman) Limited .................................  Cayman Islands,
                                                                                                       British West Indies
              Merrill Lynch Capital Markets A.G. ....................................................  Switzerland
              Merrill Lynch Europe PLC...............................................................  England
                  Merrill Lynch Europe Holdings Limited .............................................  England
                      Merrill Lynch International....................................................  England
                  Merrill Lynch, Pierce, Fenner & Smith (Brokers & Dealers) Limited..................  England
              Merrill Lynch Europe Ltd. .............................................................  Cayman Islands,
                                                                                                       British West Indies
              Merrill Lynch France ..................................................................  France
                  Merrill Lynch Capital Markets (France) S.A. .......................................  France
              Merrill Lynch (Asia Pacific) Limited ..................................................  Hong Kong
                  Merrill Lynch Far East Limited.....................................................  Hong Kong
         Merrill Lynch Japan Incorporated............................................................  Cayman Islands
                                                                                                       British West Indies

------------------

   7 Merrill Lynch Group, Inc. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties.

   8 This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.




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